Exhibit 99.1

OUR NAME IS OUR MISSION. NASDAQ : SFBS www.servisfirstbank.com ServisFirst Bancshares, Inc.

Additional Information and Where You Can Find It In connection with the proposed merger, ServisFirst intends to file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S - 4, which will include a proxy statement/prospectus, and other relevant materials in connection with the proposed merger transaction involving ServisFirst and Metro Bancshares, Inc. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain Important information. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov . Investors and security holders may also obtain free copies of the documents filed with the SEC by ServisFirst at http://servisfirstbancshares.investorroom.com/ , or by telephone at (205) 949 - 0302. This communication is not a solicitation of a proxy from any security holder of ServisFirst . However, ServisFirst , Metro and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Metro in connection with the merger transaction. Information regarding directors and executive officers of ServisFirst and Metro and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of ServisFirst and Metro described above and other relevant materials to be filed with the SEC. OUR NAME IS OUR MISSION. 2

Forward Looking Statements This presentation contains forward - looking statements within the meaning of the federal securities laws. In addition, ServisFirst Bancshares, Inc. may file or furnish documents with the U.S. Securities and Exchange Commission (“SEC”) which contain forward - looking statements and management may make forward - looking statements orally to analysts, investors , representatives of the media and others. These forward - looking statements are not guarantees of future performance and are subject to numerous assumptions, risks and uncertainties, many of which are outside of ServisFirst’s control and which may change over time and cause actual results to differ materially from those expressed or implied by the forward - looking statements. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward - looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10 - K/A and to our other filings with the SEC. Forward - looking statements speak only as of the date they are made, and ServisFirst assumes no duty to update forward - looking statements. In addition to factors previously disclosed in ServisFirst’s reports filed with the SEC and those identified elsewhere in this presentation, the following factors among others, could cause actual results to differ materially from forward - looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger , including approval by Metro Bancshares, Inc.’s shareholders, on the expected terms and schedule; delay in closing the merger; business disruption following the merger; the attitudes and preferences of its customers; ability to successfully integrate a nd profitably operate acquired businesses; changes in asset quality and credit risk; the inability to sustain revenue and earnin gs growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; competitive conditions; economic condition; and the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures. OUR NAME IS OUR MISSION. 3

Transaction Overview & Terms ▪ Purchase of all shares of common stock of Metro Bancshares, Inc., a Georgia state – chartered holding company with $ 223 million in total assets ▪ No additional capital required to complete transaction ▪ Strategic acquisition to enter Atlanta MSA ▪ Addition of experienced Atlanta area bankers to the ServisFirst Bank team ▪ Expected Closing: 1 st Quarter 2015 ▪ Deal value: Approximately $41.2 million (1) ▪ Consideration mix to common holders: – Approximately 52% stock / 48% cash (1) ▪ Consideration Per Share: $14.45 (1) (2) ▪ Price to Book Value: 1.30 x book (1) (1) Assumes an average stock price of $28.83 per share of ServisFirst common stock for the 20 trading days preceding the closing. (2) Consideration to common stockholders equals 636,720 shares of ServisFirst common stock and $17,082,737 in cash, plus a payment of $5,742,262 for holders of options and warrants (636,720 x $28.83 + $17,082,737 + $5,742,262 = $41,181,638) OUR NAME IS OUR MISSION. 4

Transaction Assumptions ▪ Internal rate of return greater than 20% ▪ Accretive to EPS in year two ▪ Tangible book value earn back in year three ▪ Loan Mark: $2.5 million or 1.85% of loans ▪ ORE Mark: $775,000 ▪ Cost savings greater than 40% ▪ One - time merger related e xpenses: Approximately $3.8 million or $2.5 million after - tax ▪ System conversion date: Expected in March 2015 OUR NAME IS OUR MISSION. 5

Credit Due Diligence ▪ Loan portfolio diligence conducted by Credit Risk Management ▪ Approximately 57% or $78 million of outstanding loan balances were reviewed ▪ The average outstanding balance of loans not reviewed was $139K ▪ 100% of OREO balances were reviewed OUR NAME IS OUR MISSION. 6

Overview of Metro Bank ▪ Founded in 2008 ▪ Headquartered in Douglasville, Georgia ▪ Operates 3 branches in the Atlanta MSA ▪ 70 th largest bank headquartered in Georgia by deposits ▪ Focus on relationship banking ▪ Offers full range of commercial and consumer products ▪ High quality loan portfolio OUR NAME IS OUR MISSION. 7 Metro Bancshares, Inc. Metro Bank Summary Information Nine Months Ended 9/30/2014 Total Assets ($000) 223,493 NPAs/Assets (%) 1.86 Reserves/Loans (%) 1.21 Tang Equity/Tang Assets (%) 11.24 Tier 1 Leverage Ratio (All) (%) 11.57 Net Interest Margin, FTE (%) 4.25 Return on Average Assets (%) 0.68 Return on Average Equity (%) 5.63 Efficiency Ratio (FTE) (%) 74.33 # of Branches 3

Metro Bank Historical Balance Sheet Growth OUR NAME IS OUR MISSION. 8 $105 $107 $130 $138 $168 $ 196 $0 $50 $100 $150 $200 $250 Total Deposits (in millions) CAGR: 14% 2009 YE 2010 YE 2011 YE 2012 YE 2013 YE 9/30/14 YTD $76 $94 $110 $122 $140 $141 $0 $50 $100 $150 Total Loans (in millions) CAGR: 14% 2009 YE 2010 YE 2011 YE 2012 YE 2013 YE 9/30/14 YTD

Deposit Market Share 6/30/2014 OUR NAME IS OUR MISSION. 9 Rank Institution Name Branches Deposits ($000s) Market Share 1 SunTrust Bank 171 34,822,284$ 26.25% 2 Wells Fargo Bank, National Association 196 26,377,193$ 19.89% 3 Bank of America, National Association 139 23,950,719$ 18.06% 4 Branch Banking and Trust Company 91 7,657,337$ 5.77% 5 Synovus Bank 45 3,982,474$ 3.00% 6 Regions Bank 72 3,310,360$ 2.50% 7 RBC Bank, (Georgia) National Association 1 2,699,794$ 2.04% 8 JPMorgan Chase Bank, National Association 82 2,187,460$ 1.65% 9 Fidelity Bank 34 2,172,664$ 1.64% 10 United Community Bank 36 2,148,788$ 1.62% 46 Metro Bank 3 184,293$ 0.14% Atlanta Metropolitan Statistical Area

Deposits Composition 10 OUR NAME IS OUR MISSION. ServisFirst Bank ($000s) Acquired Metro Bank ($000s) ServisFirst Bank ($000s) 9/30/2014 9/30/2014 Pro Forma Non-Interest Bearing Demand Deposits 794,553$ 52,468$ 847,021$ NOW, Money Market and Savings 2,165,793$ 85,432$ 2,251,225$ CDs 392,420$ 57,992$ 450,412$ Total 3,352,766$ 195,892$ 3,548,658$

Deposits Composition (1) 11 OUR NAME IS OUR MISSION. ServisFirst Bank Metro Bank Pro Forma Non - interest bearing 24% NOW, Money market, and savings 64% Brokered cds 0% CD's 12% Cost of Interest Bearing Deposits .50% (2) Non - interest bearing 27% NOW, Money market, and savings 43% Brokered cds 3% CD's 27% Cost of Interest Bearing Deposits .74% (2) Non - interest bearing 24% NOW, Money market, and savings 63% Brokered cds 0% CD's 13% (1) As of September 30, 2014 (2) Average for the three months ended September 30 , 2014

Loan Composition 12 OUR NAME IS OUR MISSION. ServisFirst Bank Acquired Metro Bank ServisFirst Bank ($000s) ($000s) ($000s) 9/30/2014 9/30/2014 Pro Forma 1,382,607$ 8,908$ 1,391,515$ 194,506$ 12,057$ 206,563$ Owner-occupied commercial 773,432$ 35,616$ 809,048$ 1-4 family mortgage 314,778$ 17,942$ 332,720$ Other mortgage 443,245$ 59,401$ 502,646$ Subtotal: Real estate - mortgage 1,531,455$ 112,960$ 1,644,415$ 51,204$ 6,721$ 57,925$ Total Loans 3,159,772$ 140,645$ 3,300,417$ Commercial, financial and agricultural Real estate - construction Real estate - mortgage: Consumer and other

Loan Composition (1) 13 OUR NAME IS OUR MISSION. ServisFirst Bank Pro FormaMetro Bank C&D 8.6% 1 - 4 family 12.8% Non - owner occupied CRE 42.2% Owner occupied CRE 25.3% C&I 6.3% Consumer 4.8% Yield on Loans 6.02% (2) C&D 6.2% 1 - 4 family 10% Non - owner occupied CRE 14% Owner occupied CRE 24.5% C&I 43.8% Consumer 1.6% Yield on Loans 4.44% (2) C&D 6.3% 1 - 4 family 10.1% Non - owner occupied CRE 15.2% Owner occupied CRE 24.5% C&I 42.2% Consumer 1.8% (1) As of September 30, 2014 (2) Average for the three months ended September 30 , 2014

Geographical Footprint 14 OUR NAME IS OUR MISSION. ServisFirst Bank Branches (13) ServisFirst Bank LPO (Nashville ) Metro Bank Branches (3)

Contact Information ServisFirst Bank 850 Shades Creek Parkway, Suite 200 Birmingham, Alabama 35209 Financial Information Davis Mange Investor Relations Officer (205) 949 - 3420 Website www.servisfirstbank.com OUR NAME IS OUR MISSION. 15

OUR NAME IS OUR MISSION. NASDAQ: SFBS www.servisfirstbank.com